Exhibit 10.05

AGREEMENT

This Agreement (this "Agreement") is entered into this 11th day of June 2003, by and between International Products, Inc., a Connecticut corporation, ("IPI"), Ollie & Partners, L.L.C., a New York limited liability company ("O&P") and Ollie Johnson, having offices at 95 Morton Street, New York, N.Y. 10014 ("Johnson").

W I T N E S S E T H:

WHEREAS, IPI has acquired from A.D.M. Tronics Unlimited, Inc., a Delaware corporation certain rights to market a shave cream for use by individuals with a condition known as pseudofolliculitus barbae (the "Ethnic Shaving Cream") and a pain relieving lotion for temporary relief of pain associated with minor burns (the "Burn Lotion), the Ethnic Shaving Cream and the Burn Lotion being hereinafter collectively referred to as the "IPI Products"; and

WHEREAS, O&P has agreed to provide skills and services as hereinafter described in connection with the marketing and creative processes in connection with the promotion and sale by IPI of the IPI Products on the terms and conditions hereinbelow set forth; and

WHEREAS, IPI desires to retain O&P to provide such skills and services on the terms and conditions hereinbelow set forth.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto covenant and agree as follows:


1.      Services and Skills to be Provided by O&P.

          a. For a period of four years from the date hereof (the "Service Period"):

                  i.      O&P shall use its "best efforts" in all
                          administrative, marketing and creative areas to bring the Products to market and maximize IPI's profitability in connection therewith.

                  ii. O&P will be responsible for staffing necessary personnel (including management, administrative, marketing, creative and any ancillary functions to the extent that that IPI obtains the necessary financial resources therefor.

                  iii. O&P will be responsible for developing marketing strategies, product names, packaging and graphics and shall produce necessary or desirable consumer advertisements, in- store displays, out-door or other multi-media for local or national publication.

                  iv. O&P will look for other opportunities with regard to products or brands for procurement by IPI for the purpose of marketing them to consumers. Such products or brands, may be for sale by others or would be available from others who would relinquish the rights to International Products to market such brands or products.

          b. The services and skills to be provided hereunder shall be on a non-exclusive basis. IPI expressly acknowledges that both
                O&P and Johnson have rendered and intend to continue to render similar skills and services to others including, but not limited to, competitors and potential competitors of IPI.

2. Consideration. In full consideration for the skills and services to be rendered by O&P hereunder

          a. IPI shall cause to be issued or transferred to Johnson 100,000 shares (the "NEAI Shares") of the common stock, $.00001 par value, of New England Acquisitions, Inc., a Florida corporation (NEAI");

          b. IPI shall pay O&P $1,000 upon the execution hereof and IPI shall make five additional payments of $1,000 to O&P on the eleventh day of each of the next succeeding five calendar months, all of such amounts to be used for the purposes described in the "Cost Estimate" dated June 11, 2003 furnished by O&P to IPI which document shall be deemed to be a part of this Agreement; and

          c. To the extent that sales of IPI Products exceed $1,000,000 during the Service Period, IPI shall, in addition to the payments described in subsections a. and b. of this Section 2, pay O&P 6% of such excess sales. Any such payments shall be made by IPI to O&P not less frequently than quarterly. For purposes hereof, sales of IPI Products shall be net of returns, allowances and discounts and shall be determined in accordance with generally accepted accounting principals, consistently applied.

3. Effective Date. The Effective Date of this Agreement shall be the date this Agreement is executed by all parties.

4. Investment Representations and Warranties and Acknowledgements. O&P and Johnson hereby represent, warrant and acknowledge that:

          a. The NEAI Shares will be acquired by Johnson for his own account and not with a view to or for sale or other disposition in connection with any transaction that will not be exempt form the registration requirements of the Securities Act of 1933 (the "Securities Act") and any applicable state securities laws.

          b. Johnson and O&P are capable of evaluating the merits and risks of an investment in the NEAI Shares and have such knowledge, experience and skill in financial and business matters that it is capable of evaluating the merits and risks of the investment in NEAI Shares and the suitability of the NEAI Shares as an investment and Johnson can bear the economic risk of an investment therein for an indefinite period of time. No guarantees have been made or can be made with respect to the future value, if any, of the NEAI Shares or the profitability or success of the business of NEAI.

          c. Johnson understands that the NEAI Shares will not have been registered under the Securities Act or any applicable state securities laws, that the NEAI Shares will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations the NEAI Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.

          d. Johnson is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

          e. Stop transfer instructions will be issued to the transfer agent for securities of NEAI (or a notation may be made in the appropriate records of NEAI) in connection with the NEAI Shares, but only to the extent customary for securities which are "restricted securities."

          f. Johnson understands that NEAI is the only person that can register the NEAI Shares under the Securities Act and NEAI has no obligation or intension to do so.

          g. Johnson consents to the placement of a legend on the certificate evidencing the NEAI Shares stating that they have not been registered under the Securities Act or under any other applicable securities laws, setting forth or referring to the restrictions on transferability and sale thereof and including placement of any additional language as may be required by applicable state securities laws.

          h. IPI and Johnson have had the opportunity to downloaded, print and carefully review NEAI's filings made with the Securities and Exchange Commission from its website www.sec.gov.

          i. IPI and Johnson have had the opportunity to ask questions and receive answers from NEAI's president with respect to NEAI.

5.      Confidential Information.

          a. For purposes of this Agreement, "Confidential Information" shall mean any information, whether or not protected by patents or copyright (including, without limitation, programs, files, specifications, drawings, procedures, bill of materials, artwork, customer lists, supplier lists, channel of distribution, pricing, models, samples, business information, records and technical information or other data) that is provided by IPI to O&P or developed by O&P in connection with this Agreement.

          b. IPI shall, and shall cause its employees to, treat Confidential Information as privileged and confidential and shall not, without the prior consent of the other party, disclose, or cause to be disclosed, Confidential Information to any person or entity, except that Confidential Information may be disclosed:

                    i. to IPI's Affiliates, agents, directors, officers, employees, representatives, accountants, counsel or special counsel to whom such documents or information is needed to be disclosed in connection with the performance, enforcement or evaluation of this Agreement and who have been instructed to have a duty to keep such documents or information confidential in accordance with the terms hereof;

                    ii. to the extent required pursuant to applicable law or any governmental authority; provided that, if practicable, O&P shall give prior notice thereof to IPI and, if so requested by IPI, shall cooperate with IPI to obtain a protective order or other ruling so as to prevent disclosure of all or a portion of the documents or information required to be disclosed;

                    iii. to the extent such Confidential Information is independently developed by the recipient or lawfully received from an unrelated source having the right to so furnish such Confidential Information; and

                    iv. to the extent Confidential Information become generally available to the public without breach of this Agreement.

6. Entire Agreement. This Agreement contains the complete agreement among the parties with respect to the transactions contemplated hereby and supersedes all prior agreements and understandings among the parties with respect to such transactions.

7. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original.

8. Notices. All notices, demands, requests, or other communications that may be or are required to be given, served or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery or facsimile, addressed as follows:

        If to IPI:

International Products, Inc.
5 Ridge Road
Cos Cob, CT 06807
Attn:  Gary Cella
Facsimile: 203-422-2875


IF TO O&P

Ollie & Partners, L.L.C.
95 Morton Street
New York, NY 10014
Facsimile: 212-905-3188

IF TO JOHNSON

Ollie Johnson
95 Morton Street
New York, NY 10014
Facsimile: 212-905-3188


Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication that is mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee, with the return receipt, the delivery receipt, the affidavit of messenger, or (with respect to facsimile) the confirmation of receipt being deemed conclusive evidence of such delivery, or at such time as delivery is refused by the addressee upon presentation.

9. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, the provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were never a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

10. Successors and Assigns. This Agreement and the rights, interests and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

11. Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed, construed and enforced in accordance with the laws of the State of New York and exclusive venue shall lie in the state and federal courts in the State of York.

12. Amendment, Waiver and Other Action. This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties against which enforcement of the amendment, modification or supplement is sought.

13. Legal Representation. All of the parties to this Agreement acknowledge that they have been advised that they should seek and have had the opportunity to seek counsel to review this Agreement and to obtain the advice of such counsel relating thereto.

14. Assignment. Neither this Agreement nor any right created hereby shall be assignable by IPI or O&P hereto without the written consent of the other.

15. Confidentiality. Other than as required by law, each party shall maintain the confidentiality of, and not divulge or disclose to any other person, the existence of or any terms and conditions of this Agreement or any of the financial or other information provided to it by the other party to this Agreement.

16. Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

17. Number and Gender. Whenever the context requires, references in this Agreement to the singular number shall include the plural; the plural number shall include the singular; and words denoting gender shall include the masculine, feminine, and neuter.

18. Public Announcements. Except to the extent that IPI or NEAI believes on the advice of counsel that public disclosure is required by law, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without prior notification to the other parties. The parties shall cooperate as to the time and contents of any such press release or public announcement, but if they are unable to reach an agreement as to the time and contents of such press release or public announcement, each shall be free to make such press release or public announcement as it deems necessary.

19. Survival of Representations and Warranties. The representations and warranties of the respective parties shall survive any termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.


INTERNATIONAL PRODUCTS, INC.    O&P PARTNERS, L.L.C.


By:     __/s/_Gary Cella__     By: /s/ Ollie Johnson__________

Its:    President_________             Its:  Prseident/Owner__
Date:   __6/11/03_________     Date:    ______6/11/03_________



OLLIE JOHNSON


/s/Ollie Johnson____